EXHIBIT 99.1

[LOGO OF RYERSON TULL]
2621 West 15th Place
Chicago, IL 60608

For additional information:

Terence R. Rogers
NEWS RELEASE	VP Finance and Treasurer 773.788.3720

RYERSON TULL ANNOUNCES COMPLETION OF NEW FACILITY IN STOCKTON, CA

Chicago, Illinois—August 30, 2002—Ryerson Tull, Inc. (NYSE: RT) announced today that it is fully operational at its new facility in Stockton, CA to service the San Francisco Bay area. “Now Ryerson Tull is well positioned to service our growing customer base from a modern, cost-efficient facility with better access to our customer base,” said Gary J. Niederpruem, Executive Vice President. “This move will enable us to improve our core competencies of on-time delivery, customer responsiveness and depth of inventory all offered at competitive prices,” Niederpruem went on to say.

As part of this move Ryerson Tull sold its Emeryville, CA service center for $12 million on August 30, 2002. The Company will record a pre-tax gain on sale of approximately $11 million.

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Ryerson Tull, Inc. is North America’s leading distributor and processor of metals, with 2001 revenues of $2.2 billion. The company services customers through a network of service centers across the United States and in Canada, Mexico, and India.